UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016 (October 26, 2016)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, Barnes & Noble, Inc. (the “Company”) entered into a release agreement (the “Release Agreement”) with its former Chief Executive Officer, Ronald D. Boire.  Under the Release Agreement, Mr. Boire and the Company agreed to release claims against each other in connection with Mr. Boire’s termination of employment in exchange for a cash payment contemplated by his employment agreement.  In connection with the execution of the Release Agreement, Mr. Boire also agreed to forfeit all equity awards that were granted to him by the Company.

The Company regrets that things did not work out for the longer term between Mr. Boire and the Company.  The Company appreciates Mr. Boire’s efforts on behalf of the Company, and the Company wishes Mr. Boire the best going forward.

A copy of the Release Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

Exhibit No.	Description of Exhibit
10.1	Release Agreement with Ronald D. Boire

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.

Date: October 28, 2016	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel, and Corporate Secretary

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Release Agreement with Ronald D. Boire